WINSTAR COMMUNICATIONS, INC.

                          CERTIFICATE OF ELIMINATION OF

                     SERIES A, SERIES B, SERIES C, SERIES D
                          AND SERIES E PREFERRED STOCK

              -----------------------------------------------------


                         Pursuant to Section 151 of the
                        Delaware General Corporation Law

              -----------------------------------------------------



                  WinStar  Communications,  Inc., a  corporation  organized  and
existing   under  the  General   Corporation   Law  of  the  State  of  Delaware
("Corporation"),


                  DOES HEREBY CERTIFY:


     FIRST: The name of the Corporation is: WinStar Communications, Inc.

     SECOND: That the Corporation was originally incorporated in Delaware on September 28, 1990 under the name Robern Apparel, Inc. and changed its name to "Robern Industries, Inc." on October 9, 1992 and again to "WinStar Communications, Inc." on December 2, 1993.

     THIRD: That a class of Series A Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), was established by the Corporation's Certificate of Incorporation as filed with the Delaware Secretary of State on September 28, 1990, with such terms and conditions as set forth in such Certificate.

     FOURTH: That a class of Series B Preferred Stock, par value $.01 per share ("Series B Preferred Stock"), was established by the Corporation's Restated Certificate of Incorporation as filed with the Delaware Secretary of State on April 2, 1991, with such terms and conditions as set forth in such Certificate.

     FIFTH: That a class of Series C Preferred Stock, par value $.01 per share ("Series C Preferred Stock"), was established by the Corporation's Certificate of Designations, Preferences and Rights of 6% Series C Convertible Preferred Stock as filed with the Delaware Secretary of State on August 27, 1991, with such terms and conditions as set forth in such Certificate.

     SIXTH: That a class of Series D Preferred Stock, par value $.01 per share ("Series D Preferred Stock"), was established by the Corporation's Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock as filed with the Delaware Secretary of State on February 15, 1994, with such terms and conditions as set forth in such Certificate.

     SEVENTH: That a class of Series E Preferred Stock, par value $.01 per share ("Series E Preferred Stock"), was established by the Corporation's Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock as filed with the Delaware Secretary of State on September 21, 1994, with such terms and conditions as set forth in such Certificate.

     EIGHTH: That no issued shares of the Series A, Series B, Series C, Series D or Series E Preferred Stock remain outstanding and the Corporation no longer desires to issue any shares of such Preferred Stock.

     NINTH: That pursuant to the authority so vested in the board of directors pursuant to Section 151(g) of the Delaware General Corporation Law, the board of directors by unanimous written consent dated February 4, 1997, duly adopted the following resolution:

     RESOLVED, that, since none of the previously designated Series A, Series B, Series C, Series D or Series E Preferred Stock are outstanding and none will be issued in accordance with the Corporation's Certificate of Incorporation previously


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filed and supplemented by Certificates of Designations,  Rights and Preferences,
which established the Series A, Series B, Series C, Series D or Series E Preferred Stock, the Corporation's Board of Directors, pursuant to the authority vested in it by the provisions of Section 151(g) of the Delaware General Corporation Law, hereby eliminates from the Corporation's Certificate of Incorporation, as amended and supplemented, all matters set forth therein with respect to the previously designated Series A, Series B, Series C, Series D or Series E Preferred Stock and the Corporation, by its Board of Directors, deems such previously designated Series A, Series B, Series C, Series D or Series E Preferred Stock to be cancelled.

     IN WITNESS WHEREOF, we have executed this Certificate on behalf of the Corporation, under penalties of perjury, and believe the facts stated herein to be true, this 5th day of February 1997.


                                           WINSTAR COMMUNICATIONS, INC.



                                             By: /s/ Timothy R. Graham
                                                --------------------------
                                                    Timothy R. Graham
                                                  Executive Vice President


                                             By: /s/ Kenneth J. Zinghini
                                                --------------------------
                                                   Kenneth J. Zinghini
                                                   Assistant Secretary

                           CORPORATE ACKNOWLEDGEMENTS


STATE OF New York)
                                    : ss.:
COUNTY OF New York)


                  On the 5th day of February 1997, before me personally came Timothy R. Graham, to me known, who, being by me duly sworn, did depose and say that he believes the facts stated in the Certificate of Elimination to be true; that he is the Executive Vice President of WinStar Communications, Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.



-----------------------------                      ---------------------------
Notary Public                                      Commission Expiration Date



STATE OF New York)
                                    : ss.:
COUNTY OF New York)


                  On the 5th day of February 1997, before me personally came Kenneth J. Zinghini, to me known, who, being by me duly sworn, did depose and say that he believes the facts stated in the Certificate of Elimination to be true; that he is the Assistant Secretary of WinStar Communications, Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.




-----------------------------                      ---------------------------
Notary Public                                       Commission Expiration Date


Pursuant to Section 151(g) of the Delaware General Corporation Law, at such time as the above Certificate is filed and accepted by the Delaware Secretary of State, the Certificate will automatically become effective and will have the effect of eliminating from the Corporation's Restated Certificate of Incorporation, as amended, all matters set forth therein with respect to the Series A, Series B, Series C, Series D and Series E Preferred Stock.







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